UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 30, 2005

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25469	13-3845162
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

500 Seventh Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 600-6000

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On December 30, 2005, iVillage Inc. (or iVillage) entered into an amendment of the employment agreement that iVillage has with Douglas W. McCormick, iVillage’s Chairman and Chief Executive Officer.  The employment agreement was originally entered into on August 9, 2005 and covers the period from May 31, 2005 through May 31, 2008.  A copy of the amendment is filed herewith as Exhibit 99.1

The following description of the amendment is only a summary and is qualified in its entirety by reference to the amendment, which is filed as an exhibit hereto.  The amendment modified certain of the incentive compensation provisions in the employment agreement as follows:

•      Mr. McCormick agreed to waive any entitlement to a fiscal year 2005 annual cash bonus and no cash bonus will be paid to him for fiscal year 2005.

•      The share price conditions in the performance units, which are to be awarded to Mr. McCormick in January 2006 pursuant to the employment agreement, were modified to provide that no value from the performance units will be received by Mr. McCormick if the Company’s share price is less than $9.00 on the date of vesting of the performance units.  Under the pre-amended employment agreement, if the iVillage share price on the date of vesting was equal to or greater than $8.00 and less than $9.00, Mr. McCormick would have received a cash payment in an amount equal to 50% of the iVillage share price multiplied by the number of vested performance units.

•      The amount of restricted stock units to be awarded to Mr. McCormick in three discrete grants in each of January 2006, June 2006 and June 2007, respectively, was increased from 50,000 to 70,000 per grant.

The other terms and conditions of the employment agreement are not changed by the amendment.  The amendment also modified Mr. McCormick’s restricted stock unit agreement and performance unit agreement, which are exhibits to the employment agreement, to reflect the above changes.  On January 1, 2006, 70,000 restricted stock units and 100,000 performance units were granted to Mr. McCormick pursuant to the employment agreement, as amended.  The terms of such grants are governed by the employment agreement, as amended along with the restricted stock unit agreement and performance unit agreement which were both executed as of January 1, 2006 and which are filed herewith as exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         First Amendment to Employment Agreement, dated as of December 30, 2005.

99.2         Restricted Stock Unit Agreement, dated as of January 1, 2006.

99.3         Performance Unit Agreement, dated as of January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.
(Registrant)

	By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer,
Executive Vice President,
Operations & Business Affairs and Secretary

Dated: January 4, 2006